EXHIBIT 10.6




                      1995 LONG-TERM PERFORMANCE INCENTIVE PLAN

                        OF FREEPORT-McMoRan COPPER & GOLD INC.


                                      ARTICLE I

                                   PURPOSE OF PLAN

                  SECTION 1.1. The purposes of the 1995 Long-Term Performance Incentive Plan of Freeport-McMoRan Copper & Gold Inc. (the "Plan") are (i) to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Copper & Gold Inc. (the "Company") and its subsidiaries and (ii) to provide for the issuance of awards relating to performance awards issued to employees and officers of Freeport-McMoRan Inc. ("FTX"), the Company's current parent, in connection with the Distribution.


                                      ARTICLE II

                              ADMINISTRATION OF THE PLAN

                  SECTION 2.1.  Subject to the authority  and powers of the
          Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of any credit to or payment from the
          Performance Award Account of any Covered Officer. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its subsidiaries and their respective equity holders.


                                     ARTICLE III

                   ELIGIBILITY FOR AND GRANT OF PERFORMANCE AWARDS

                  SECTION 3.1. Subject to the provisions of the Plan, the Committee may from time to time select officers or employees (including officers or employees who are also directors) of the Company or any Subsidiary to be granted Performance Awards under the Plan, and determine the number of Performance Units covered by each such Performance Award. In addition, the Committee will identify Eligible Individuals for the grant of Transition Awards. Performance Awards may be granted at different times to the same individual. No Performance Awards shall be granted hereunder after December 31, 1999.

                  SECTION 3.2. Upon the grant of a Performance Award to a Participant, the Company shall establish a Performance Award Account for such Participant and shall credit to such Performance Award Account the number of Performance Units covered by such Performance Award.

                  SECTION  3.3.   Subject  to  adjustment  as  provided  in
          Section 3.4(d), the number of Performance Units outstanding at any time shall not exceed 3,000,000. Performance Units that shall have been forfeited or with respect to which payment has been made pursuant to Section 4.2 or deferred pursuant to Section
          4.4 shall not thereafter be deemed to be credited or outstanding for any purpose of the Plan and may again be the subject of Performance Awards.

                  SECTION  3.4.   (a)   Notwithstanding  the provisions  of
          Section 3.1, 3.2 and 3.3 hereof, with respect to any Performance Awards granted under the Plan after December 31, 1995 the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Officer who is functioning as the chief executive officer of the Company at the time of such grant shall be 110,000; the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Officer who is functioning as the chief operating officer of the Company at the time of such grant shall be 65,000; the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Officer who is the Vice Chairman of the Board of the Company at the time of such grant shall be 35,000; and the number of Performance Units covered by an annual Performance Award that may be granted to any other Covered Officer shall be, as to each such individual, 30,000.

                  (b) Notwithstanding the provisions of Section 3.1, 3.2 and 3.3 hereof and subject to adjustment as provided in Section 3.4(d), with respect to any Transition Awards granted under the Plan during calendar year 1995, the number of Performance Units covered by any such Transition Award that may be granted to the Covered Officer who is functioning as the chief executive officer of the Company at the time of such grant shall be 400,000, in such series as are designated on Schedule A; the number of Performance Units covered by any such Transition Award that may be granted to the Covered Officer who is functioning as the chief operating officer of the Company at the time of such grant shall be 160,000, in such series as are designated on Schedule A; the number of Performance Units covered by any such Transition Award that may be granted to the Vice Chairman of the Board of the Company at the time of such grant shall be 230,000, in such series as are designated on Schedule A; and the number of Performance Units covered by any such Transition Award that may be granted to any other Covered Officer shall be, as to each such individual, 120,000, in such series as are designated on Schedule A.

                  (c) All Performance Awards to Covered Officers under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of
          Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.

                  (d) Upon effectiveness of the Plan, each number of Performance Units specified in Section 3.3 and in paragraph (b) of this Section 3.4 shall be multiplied by a fraction, the numerator of which is the number of shares of all classes of common stock of the Company outstanding immediately after the Distribution, and the denominator of which is the number of common shares of FTX outstanding immediately prior to the Distribution.


                                      ARTICLE IV

                      CREDITS TO AND PAYMENTS FROM PARTICIPANTS'
                              PERFORMANCE AWARD ACCOUNTS

                  SECTION 4.1. (a) Except as provided in paragraph (b), subject to the provisions of the Plan, each Performance Unit in any Performance Award Account of each Participant at December 31 of any year shall be credited, as of such December 31 of each year in the Performance Period for such Performance Unit, with an amount equal to the Annual Earnings Per Share (or Net Loss Per Share) for such year; provided that, if in any year there shall be any outstanding Net Loss Carryforward applicable to such Performance Unit, such Net Loss Carryforward shall be applied to reduce any amount which would otherwise be credited to or in respect of such Performance Unit pursuant to this Section 4.1 in such year until such Net Loss Carryforward has been fully so applied.

                  (b) With respect to Performance Units outstanding on December 31, 1995, the credit in respect of any such Performance Unit shall equal the portion of Annual Earnings Per Share (or Net Loss Per Share) that relates to the portion of such year occurring after the effective date of the Distribution.

                  SECTION 4.2. (a) Subject to the provisions of the Plan, amounts credited to a Participant's Performance Award Account in respect of Performance Units shall be paid to such Participant as soon as practicable on or after the Award Valuation Date with respect to such Performance Units.

                  (b) Payments pursuant to Section 4.2(a) shall be in cash.

                  (c) Notwithstanding any other provision of the Plan to the contrary, no Covered Officer shall be entitled to any payment with respect to any Performance Units unless the members of the Committee referred to in Section 3.4(c) hereof shall have certified the amount of the Annual Earnings Per Share (or Net Loss Per Share) for each year or portion thereof in the Performance Period applicable to such Performance Units.

                  SECTION 4.3. In addition to any amounts payable pursuant to Section 4.2, the Committee may in its sole discretion determine that there shall be payable to a former Participant a supplemental amount not exceeding the excess, if any, of (i) the amount determined in accordance with Section 4.1 which would have been payable to such former Participant if the Award Valuation Date with respect to any Performance Units granted to such Participant had been December 31 of the first, second or third calendar year next following the year in which such Participant's Termination of Employment occurred (the selection of such first, second or third calendar year to be in the sole discretion of the Committee subject only to the last sentence of this Section 4.3) over (ii) the amount determined in accordance with said Section
          4.1 as of December 31 of the calendar year in which such Termination of Employment actually occurred. Any such supplemental amount so payable shall be paid in a lump sum as promptly as practicable on or after December 31 of the calendar year so selected by the Committee or in one or more installments ending not later than five years after such December 31, as the Committee may in its discretion direct. In no event shall any payment under this Section 4.3 be made with respect to any calendar year after the year in which such former Participant reaches his normal retirement date under the Company's retirement plan.

                  SECTION 4.4.  (a)   Prior  to  January  1 of any calendar
          year in which it is anticipated that an Award Valuation Date with respect to any Performance Units may occur, a Participant may elect, in accordance with procedures established by the Committee, to defer, as and to the extent hereinafter provided, the payment of the amount, if any, which shall be paid pursuant to Section 4.2.

                  (b) All payments deferred pursuant to Section 4.4(a) shall be paid in one or more periodic installments, not in excess of ten, at such time or times after the applicable Award Valuation Date, but not later than ten years after such Award Valuation Date, as shall be specified in such Participant's election pursuant to Section 4.4(a).

                  (c)   In  the  case  of payments deferred as provided  in
          Section 4.4(a), the unpaid amounts shall, commencing with the applicable Award Valuation Date, accrue interest at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee. If subsequent to such Participant's election pursuant to Section 4.4(a) such Participant's Termination of Employment occurs for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, the Committee may, in its sole discretion, pay to such Participant in a lump sum the aggregate amount of any payments so deferred, notwithstanding such election.

                  SECTION 4.5. Anything contained in the Plan to the contrary notwithstanding:

                  (a) The Committee may, in its sole discretion, suspend, permanently or for a specified period of time or until further determination by the Committee, the making of any part or all of the credits which would otherwise have been made to the Performance Award Accounts of all the Participants or to such Accounts of one or more Participants as shall be designated by the Committee.

                  (b) Each Performance Unit and all other amounts credited to a Participant's Performance Award Account in respect of such Performance Unit shall be forfeited in the event of the Discharge for Cause of such Participant prior to the end of the Performance Period applicable to such Performance Unit.

                  (c) Each Performance Unit and all other amounts credited to a Participant's Performance Award Account in respect of such Performance Unit shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's Termination of Employment shall occur for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, at any time (except within two years after the date on which a Change in Control shall have occurred) prior to the end of the Performance Period applicable to such Performance Unit.

                  (d) If any suspension is in effect pursuant to Section 4.5(a) on a date when a credit would otherwise have been made pursuant to Section 4.1, the amount which would have been credited but for such suspension shall be forfeited and no credits shall thereafter be made in lieu thereof. If the Committee shall so determine in its sole discretion, the amounts theretofore credited to any Performance Award Account or Accounts shall accrue interest, during the suspension period, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.


                                      ARTICLE V

                                 GENERAL INFORMATION

                  SECTION 5.1. If Net Income, Annual Earnings Per Share or Net Loss Per Share for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income, Annual Earnings Per Share or Net Loss Per Share, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, the Committee shall not have the authority to make any such adjustments to payments with respect to the Performance Awards of, or credits to the Performance Award Accounts of, any Participant who is at such time a Covered Officer if the effect of any such action would be to increase the amount that would be credited to or paid from such Performance Award Accounts.

                  SECTION 5.2.  In addition to the adjustment  specified in
          Section 3.4(d), the Committee shall for purposes of Articles III and IV make appropriate adjustments in the number of Performance Units which shall remain subject to Performance Awards and in the number of Performance Units which shall have been credited to Participants' accounts, in order to reflect any merger or consolidation to which the Company is a party or any stock dividend, split-up, combination or reclassification of the outstanding shares of Company Common Stock or any other relevant change in the capitalization of the Company.

                  SECTION 5.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 5.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

                  SECTION 5.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

                  SECTION 5.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any Subsidiary, and the right of the Company or any such Subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

                  SECTION 5.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or any Subsidiary shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

                  SECTION 5.7. Nothing contained in the Plan shall prevent the Company or any Subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.


                                      ARTICLE VI

                         AMENDMENT OR TERMINATION OF THE PLAN

                  SECTION 6.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the amounts credited to the Performance Award Account of a Participant with respect to Performance Awards previously made to such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amounts specified in
          Article IV and not theretofore paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article VI.


                                     ARTICLE VII

                                     DEFINITIONS

                  SECTION 7.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

                  (a) Annual Earnings Per Share: With respect to any year, the result obtained by dividing (i) Net Income for such year by (ii) the average number of issued and outstanding shares (excluding treasury shares and shares held by any subsidiaries) of Class A Common Stock, par value $.10 per share, of the Company and Class B Common Stock, par value $.10 per share, of the Company during such year as reviewed by the Company's independent auditors.

                  (b) Award Valuation Date: (I) With respect to any Performance Units constituting a Performance Award granted after December 31, 1995, (i) December 31 of the year in which the third anniversary of the grant of such Performance Award to a Participant shall occur or, (ii) if earlier, December 31 of the year in which such Participant's Termination of Employment shall occur, if such Termination of Employment occurs (x) within two years after a Change in Control or (y) as a result of death, Disability, retirement under the Company's retirement plan or retirement with the consent of the Company outside the Company's retirement plan and (II) with respect to any Performance Units comprising all or a portion of any Transition Award, (i) December 31 of the applicable year corresponding to such Performance Unit, as set forth in Schedule A hereto in respect of any Covered Officer, and as determined by the Committee in respect of any other Participant, provided that in the case of any Participant such date shall not be later than December 31 of the year in which the third anniversary of the grant of such Performance Unit to such Participant shall occur or (ii) if earlier, December 31 of the year in which such Participant's Termination of Employment shall occur, if such Termination of Employment occurs (x) within two years after a Change in Control or (y) as a result of death, Disability, retirement under the Company's retirement plan or retirement with consent of the Company outside the Company's retirement plan.

                  (c)  Board of Directors:   The  Board of Directors of the
          Company.

                  (d)  Change in Control:  A Change  in  Control  shall  be
          deemed to have occurred if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall, otherwise than as a result of the Distribution, beneficially own more than 20% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board of Directors of the Company at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation which shall thereafter be in control of the companies that were parties to or otherwise involved in such first Transaction, or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (i) and (ii).

                  (e)   Committee:   The  Committee designated pursuant  to
          Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

                  (f) Company Common Stock: Class B Common Stock, par value $0.10 per share, of the Company and such other Company or subsidiary securities as may be designated from time to time by the Committee.

                  (g) Covered Officer: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of
          Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which payment from any Performance Award Account of such individual will be made.

                  (h) Disability: In the case of any Participant, disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company and acceptable to such Participant or his legal representatives.

                  (i) Discharge for Cause: Involuntary Termination of Employment as a result of dishonesty or similar serious misconduct directly related to the performance of duties for any and all of the Related Entities.

                  (j) Distribution: The distribution by FTX to its common stockholders of all of the Company Common Stock then owned by it.

                  (k)   Eligible  Individual:   Any holder of a performance
          award under the 1992 Long-Term Performance Incentive Plan of FTX on the date of the Distribution.

                  (l)  Net Income:  With respect to any  year,  the  sum of
          (i)  the  net  income  (or  net  loss)  of  the  Company  and its consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus) (iii) the effect of changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as reviewed by the Company's independent auditors and released by the Company to the public.

                  (m) Net Loss Carryforward: With respect to any Performance Units, (i) an amount equal to the Net Loss Per Share for any year in the applicable Performance Period times the number of such Performance Units then outstanding, reduced by
          (ii) any portion thereof which has been applied in any prior year as provided in Section 4.1.

                  (n)  Net Loss Per Share:   The  amount  obtained when the
          calculation of Annual Earnings Per Share results in a number that is less than zero.

                  (o) Participant: An individual who has been selected by the Committee to receive a Performance Award and in respect of whose Performance Award Account any amounts remain payable.

                  (p) Performance Award: The grant of Performance Units by the Committee to a Participant pursuant to Section 3.1 or 3.4.

                  (q)  Performance Award  Account:   An account established
          for a Participant pursuant to Section 3.2.

                  (r) Performance Period: With respect to any Performance Unit, the period beginning on January 1 of the year in which such Performance Unit was granted and ending on the Award Valuation Date for such Performance Unit provided that, with respect to Performance Units constituting Transition Awards, the Performance Period shall begin on the effective date of the Distribution.

                  (s) Performance Unit: A unit covered by Performance Awards granted or subject to grant pursuant to Article III.

                  (t) Related Entities: The Company, any subsidiary of the Company, Freeport-McMoRan Inc., any subsidiary of Freeport-McMoRan Inc., McMoRan Oil & Gas Co., any subsidiary of McMoRan Oil and Gas Co., and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company or any subsidiary of the Company.

                  (u) Subsidiary: Any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity.

                  (v)  Termination  of  Employment:   The  cessation of the
          rendering of services, whether or not as an employee, to any and all of the Related Entities.

                  (w) Transition Award: A Performance Award granted to an Eligible Individual during 1995 by way of adjustment to such individual's FTX 1992 Long-Term Performance Incentive Plan performance award in connection with the Distribution.



                                                              SCHEDULE A


                                  Transition Awards

                          Schedule of Award Valuation Dates
                  for Transition Award Performance Units Granted to
                      Covered Officers During Calendar Year 1995



                                         Number of             Award Valuation
          Covered Officer            Performance Units*              Date


   Chief Executive Officer         100,000 (1998 series)    December 31, 1998
                                   100,000 (1997 series)    December 31, 1997
                                   100,000 (1996 series)    December 31, 1996
                                   100,000 (1995 series)    December 31, 1995

   Chief Operating Officer          40,000 (1998 series)    December 31, 1998
                                    40,000 (1997 series)    December 31, 1997
                                    40,000 (1996 series)    December 31, 1996
                                    40,000 (1995 series)    December 31, 1995

   Vice Chairman of the Board       75,000 (1998 series)    December 31, 1998
                                    75,000 (1997 series)    December 31, 1997
                                    40,000 (1996 series)    December 31, 1996
                                    40,000 (1995 series)    December 31, 1995

   Each Additional Covered          40,000 (1998 series)    December 31, 1998
   Officer                          40,000 (1997 series)    December 31, 1997
                                    20,000 (1996 series)    December 31, 1996
                                    20,000 (1995 series)    December 31, 1995

   ____________________
   * To be adjusted in accordance with Section 3.4(d).